UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 17, 2008 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 17, 2008, Charles & Colvard, Ltd. (the “Company”) executed a manufacturing and licensing agreement dated March 14, 2008 (the “Agreement”) between the Company and Reeves Park, Inc. (“Reeves Park”). Pursuant to the Agreement and the applicable terms and conditions thereto, the Company has agreed to sell to Reeves Park commercially reasonable amounts of Moissanite, for use by Reeves Park in the manufacturing of fine jewelry featuring Moissanite, at a then current price level not to exceed the Company’s lowest price charged to any jewelry industry manufacturing customer of the Company worldwide.

The Company will, among other things: (i) fund at a certain rate all pre-approved, eligible advertising and promotional activities submitted to the Company by Reeves Park in which Moissanite is being promoted or advertised as of July 1, 2007, subject to certain limitations; (ii) provide Reeves Park with any required training materials, marketing strategy and product positioning for Moissanite; (iii) provide Reeves Park with certain reimbursement and product return benefits for any Moissanite sold; (iv) provide quarterly stock rebalancing, subject to certain limitations; (v) deliver to Reeves Park all stock ordered for use in trunk shows on a consignment basis under separate written consignment agreements; and (vi) beginning April 1, 2008, provide Reeves Park a monthly summary of accounts receivable by age and shall charge interest on amounts past due. However, if Reeves Park secures financing and liquidates all past due obligations to the Company by December 31, 2008, the Company will credit Reeves Park an amount equal to all interest charges theretofore imposed by the Company.

Reeves Park will, among other things: (i) provide retail forecasting and reporting on a timely basis for all major programs that Reeves Park sells Moissanite jewelry; (ii) remit to the Company, prior to shipment, an amount greater than 100% of the value of orders placed after the date of the Agreement (such payments made by Reeves Park are subject to a specified minimum quarterly amount); (iii) endeavor to protect all the Company’s trademarks, copyrights and intellectual property; (iv) market Company created Moissanite in accordance with the Company’s Brand Identity Guidelines; and (v) use commercially reasonable efforts to ensure that its customers abide by the same guidelines.

The Agreement remains in effect from the effective date thereof through December 31, 2009 unless terminated in accordance with the terms and conditions of the Agreement. The party intending to terminate shall give the other notice specifying the cause for termination, and the recipient may cure the breach within 30 days of receipt of such notice.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.111	Letter Agreement, dated March 14, 2008, between Reeves Park, Inc. and Charles & Colvard, Ltd., signed by Charles & Colvard, Ltd. on March 17, 2008.*

*	Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun
James R. Braun
Vice President of Finance & Chief Financial Officer

Date:	March 20, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.111	Letter Agreement, dated March 14, 2008, between Reeves Park, Inc. and Charles & Colvard, Ltd., signed by Charles & Colvard, Ltd. on March 17, 2008.*

*	Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.